UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     April 21, 2005

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N. Brooklyn Park, Minnesota (Address of principal executive offices)	55428 (Zip Code)

Registrant’s telephone number, including area code                     (763) 391-4000

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On April 21, 2005, the Board of Directors of Wilsons The Leather Experts Inc. elected Peter V. Handal to serve as a member of the Board of Directors. Mr. Handal has served in various executive positions with Dale Carnegie & Associates, Inc., a private international training company, serving as President and Chief Executive Officer since January 2000. Mr. Handal also served as Chief Operating Officer from 1999 to 2000. Mr. Handal has served as President of COWI International Group, a private management consulting firm since 1990; Chief Executive Officer of J4P Associates, a private real estate firm, since 1984; and President of Victor B. Handal & Bro., Inc., a private real estate management company, since 1975.

      Mr. Handal will serve as a Class I Director with a term expiring at the 2006 Annual Meeting of Shareholders. The Board of Directors expects to appoint Mr. Handal as a member of the Compensation Committee of the Board of Directors.

      Also on April 21, 2005, Lyle Berman resigned from the Board of Directors effective April 21, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: April 21, 2005	By	/s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President, Chief Financial Officer and Chief Operating Officer